As filed with the Securities and Exchange Commission on December 10, 2003
                                                      Registration No. 333-64621
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ___________
                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ___________
                         ST. FRANCIS CAPITAL CORPORATION
                          (Exact name of registrant as
                            specified in its charter)

            WISCONSIN                                            39-1747461
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)
                         13400 BISHOPS LANE, SUITE 350,
                        BROOKFIELD, WISCONSIN 53005-6203
    (Address, including zip code of registrant's principal executive office)
                           __________________________

                RELIANCE BANCSHARES, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)
                                   ___________

                                 MICHAEL JANSSEN
                                MAF BANCORP, INC.
                                  55TH & HOLMES
                         CLARENDON HILLS, ILLINOIS 60514
                                 (630) 986-7544
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             JENNIFER R. EVANS, ESQ.
                             ROBYN B. GOLDMAN, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500

                                EXPLANATORY NOTE

         DEREGISTRATION OF SECURITIES

         In January 1999, St. Francis Capital Corporation ("St. Francis") acquired Reliance Bancshares, Inc. ("Reliance"). St. Francis filed a Form S-4 Registration Statement (File No. 333-64621) (the "Registration Statement") to register shares of St. Francis common stock, par value $0.01 per share, issuable in connection with the acquisition of Reliance, and on April 2, 1999 filed a Post-Effective Amendment on Form S-8 to that Registration Statement to register the 124,028 shares of St. Francis common stock (as adjusted to reflect St. Francis' 2-for-1 stock split that occurred in April 1999) issuable upon exercise of options granted under the Reliance Bancshares, Inc. 1997 Stock Option Plan (the "Plan"). Of the shares of common stock initially registered, 5,028 shares were not issued pursuant to the Plan.

         As a result of St. Francis' merger into MAF Bancorp, which became effective December 1, 2003, all outstanding shares of common stock of St. Francis were converted into the right to receive shares of MAF Bancorp common stock and all outstanding options to purchase St. Francis common stock granted pursuant to the Plan were either cancelled or converted into options to purchase MAF Bancorp common stock. Accordingly, shares of St. Francis common stock may no longer be issued pursuant to the Plans. This Post-Effective Amendment No. 3 to the Registration Statement is being filed to deregister the 5,028 shares of common stock of St. Francis formerly available for issuance under the Plan and registered under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Clarendon Hills, State of Illinois, on this 10th day of December, 2003.

                                       MAF BANCORP, INC., AS SUCCESSOR BY
                                       MERGER TO ST. FRANCIS CAPITAL CORPORATION

                                  By:  /s/ Allen H. Koranda
                                       ---------------------------
                                       Allen H. Koranda
                                       Chairman of the Board and
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Name                                          Title                              Date
         ----                                          -----                              ----


/s/ Allen H. Koranda                        Chairman of the Board and                 December 10, 2003
----------------------------                 Chief Executive Officer
Allen H. Koranda                          (Principal Executive Officer)


/s/ Kenneth Koranda                  President and Vice Chairman of the Board         December 10, 2003
----------------------------
Kenneth Koranda


/s/ Jerry A. Weberling                      Executive Vice President,                 December 10, 2003
----------------------------          Chief Financial Officer and Director
Jerry A. Weberling                        (Principal Financial Officer)


/s/ Christine Roberg                   First Vice President and Controller            December 10, 2003
----------------------------             (Principal Accounting Officer)
Christine Roberg


/s/ Robert Bowles, M.D.                             Director                          December 10, 2003
----------------------------
Robert Bowles, M.D.





/s/ David C. Burba                                  Director                          December 10, 2003
----------------------------
David C. Burba


/s/ Terry Ekl                                       Director                          December 10, 2003
----------------------------
Terry Ekl


/s/ Harris W. Fawell                                Director                          December 10, 2003
----------------------------
Harris W. Fawell


/s/ Joe F. Hanauer                                  Director                          December 10, 2003
----------------------------
Joe F. Hanauer

/s/ Barbara L. Lamb                                 Director                          December 10, 2003
----------------------------
Barbara L. Lamb


/s/ Thomas R. Perz                                  Director                          December 10, 2003
----------------------------
Thomas R. Perz


/s/ Raymond Stolarczyk                              Director                          December 10, 2003
----------------------------
Raymond Stolarczyk


/s/ F. William Trescott                             Director                          December 10, 2003
----------------------------
F. William Trescott


/s/ Lois B. Vasto                                   Director                          December 10, 2003
----------------------------
Lois B. Vasto


/s/ Andrew J. Zych                                  Director                          December 10, 2003
----------------------------
Andrew J. Zych
